Exhibit 10.1

To: Tom McEvoy June 26, 2009	Embarq Corporation 5454 West 110th Street Overland Park, KS 66211 EMBARQ.com

Amendment No. 2 to Employment Agreement

This Amendment No. 2 (this “Amendment No. 2”) amends the Employment Agreement, dated December 9, 1997 and amended as of December 23, 2008 (the “Employment Agreement”), between you and Embarq Corporation, a Delaware Corporation (“Embarq”). In connection with the proposed merger between Embarq, CenturyTel, Inc., a Louisiana Corporation (“CenturyTel”) and Cajun Acquisition Company, a Delaware Corporation and wholly owned subsidiary of CenturyTel (the “Merger”), Embarq, CenturyTel and you agree that your Employment Agreement is hereby amended as follows:

1.	Employment Agreement. As modified herein, the obligations of Embarq under the Employment Agreement shall be the obligations of the surviving corporation of the Merger (the “Company”) on and after the closing date of the Merger (the “Closing Date”).

2.	Constructive Discharge. Effective on the Closing Date, the change in your targeted total compensation shall be deemed to constitute Constructive Discharge (as defined in the Employment Agreement) for purposes of the Employment Agreement. The Company shall have no right to cure such event of Constructive Discharge. You shall not be required to give the notice of termination contemplated by Section 6.07 of your Employment Agreement (the “Notice”) within 60 days of the Closing Date as a result of such change in your targeted total compensation; instead, you will have until a date of your choosing between the Closing Date and the first anniversary of the Closing Date (“Good Reason Notice Period”) to give the 60-day Notice. Unless you and the Company agree in writing otherwise, your employment with the Company will terminate on the 60th day following the date you give the Notice (the “Constructive Discharge Date”). Upon the Constructive Discharge Date, you will be entitled to the severance benefits described in Section 6.13 of the Employment Agreement. Such severance benefits shall be payable in accordance with the terms of Section 6.13 of the Employment Agreement, except that the severance benefits shall be calculated in accordance with the compensation you were receiving immediately prior to the Closing Date rather than the compensation you will be receiving as of the Constructive Discharge Date.

3.

Employment after the Closing Date. The period between the Closing Date and the Constructive Discharge Date (the “Post-Closing Employment Period”), shall be treated for all purposes of the Employment Agreement as part of your employment. During the Post-Closing Employment Period you shall report directly to the Chief Operating Officer of the Company, and your principal place of employment shall be your employment location prior to the Closing Date. Your area of responsibility during the Post-Closing Employment Period will be leadership of the enterprise sales, CLEC, indirect, sales strategy and sales support functions.

4.	Job Grade and Base Salary. Between the Closing Date and December 31, 2009, your annualized base salary will be the same as it was on January 1, 2009. Starting on January 1, 2010 and for the remainder of your Post-Closing Employment Period, your annualized base salary will be $304,890.

5.	Short-term Incentive Target Opportunity. For 2009, your annualized short-term incentive target opportunity will remain the same as it was on January 1, 2009. Starting on January 1, 2010 and for the remainder of your Post-Closing Employment Period, your short-term incentive target opportunity will be 45% of your base salary.

6.	Condition to Effectiveness. This Amendment No. 2 shall only become effective upon the Closing Date.

7.	Construction. The remaining provisions of the Employment Agreement not otherwise amended by this Amendment No. 2 shall be construed in good faith by the parties in a manner that is reasonably consistent with the terms of this Amendment No. 2. The parties agree to execute such additional documents as shall be reasonably necessary to effect the forgoing provisions. In the event of any conflict between the terms of this Amendment No. 2 and the Employment Agreement, the terms of this Amendment No. 2 shall control. Except as modified by this Amendment No. 2, the terms of the Employment Agreement shall continue to apply to you and the Company on and after the Closing Date.

8.	Governing Law. This Amendment No. 2 shall be governed by and construed in accordance with the domestic laws of the State of Kansas, without giving effect to any choice or conflict of law provisions thereof.

9.	Counterparts. This Amendment No. 2 may be executed in one or more counterparts, each of which shall be deemed and original but all of which together will constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereby agree to the terms of this Amendment No. 2.

EMBARQ CORPORATION

/s/ E.J. Holland, Jr.
Name:	E. J. Holland, Jr.
Title:	Senior Vice President, HR & Communications

ACCEPTED AND AGREED:

/s/ Thomas J. McEvoy
Thomas J. McEvoy

CENTURYTEL, INC.

/s/ Ivan S. Hughes
Name:	Ivan S. Hughes
Title:	Vice President, Human Resources